UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2005

Huntington Preferred Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-33243	31-1356967
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On June 1, 2005, Huntington Preferred Capital, Inc. (HPCI) and its affiliate The Huntington National Bank (the Bank) entered into an Amended and Restated Agreement (Agreement) to govern the terms on which HPCI may pledge certain of its assets as collateral for the Bank's borrowings from the Federal Home Loan Bank of Cincinnati (FHLB) under a secured revolving loan facility. The Bank indirectly controls 99% of the voting power of HPCI’s outstanding securities and controls the election of all of HPCI’s directors, including independent directors. In addition, the Bank administers HPCI's day-to-day activities.

The Agreement provides that the Bank shall never place at risk assets of HPCI, as co-borrower, guarantor, pledgor, or otherwise, in excess of the aggregate principal amount or percentage of HPCI's assets established from time to time by the Board of Directors of HPCI, including a majority of the independent directors. The Bank will pay a monthly fee to HPCI equal to the product of 2.9167 basis points times the total loans pledged by HPCI as reflected on the Collateral Certification report submitted monthly by Bank to the FHLB. The term of the Agreement is for one year, beginning on April 1, 2005, automatically renewable for additional years unless terminated as provided for in the Agreement.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99
Amended and Restated Agreement, dated June 1, 2005, between Huntington Preferred Capital, Inc. and The Huntington National Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Preferred Capital, Inc.

June 6, 2005	By:	Donald R. Kimble

Name: Donald R. Kimble
Title: President

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Exhibit Index

Exhibit No.	Description

99	Amended and Restated Agreement, dated June 1, 2005, between Huntington Preferred Capital, Inc. and The Huntington National Bank.